SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                             ELEMENT 21 GOLF COMPANY
                               ------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                   88-0218411
              --------                                   ----------
    (State or other jurisdiction of                (I. R. S. Employment Number)
    incorporation or organization)

                             264 Queens Quay W # 303
                        Toronto, Ontario, Canada M5J 2L4
                              --------------------
                    (Address of Principal Executive Offices)

                                 (800) 710-2021
                                 --------------
                (Issuer's Telephone Number, including Area Code)

                     2005 CONSULTANT STOCK COMPENSATION PLAN

          ------------------------------------------------------------
                            (Full title of the Plan)


                                    Jim Morin
                           196 Technology Dr. Suite C
                                Irvine, CA 92618
                              --------------------
                     (Name and Address of Agent for Service)

                                 (949) 340-3861
                                 --------------
          (Telephone number including area code, of agent for service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:
[  ]

CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Title of Each                                Proposed              Proposed
Class of                                      Maximum                Maximum               Amount of
Securities to          Amount to             Price per              Aggregate            Registration
be Registered        be Registered(1)        Unit/Share           Offering Price            Fee(2)
------------------------------------------------------------------------------------------------------
$0.01 par
value common
voting stock            13,346,688              $0.06               $800,801                  $94.25

------------------------------------------------------------------------------------------------------

(1) Pursuant to Consulting Agreements for services rendered. None of the Consultants is believed presently to be an "affiliate" of the Registrant; however, if any becomes an "affiliate" at any time that he or she owns securities that are registered hereunder, resale by that person must also be made in compliance with applicable provisions of Rule 144.

(2) Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         -----------------

      A copy of our ("Element 21 Golf Company," or the "Company," "we," "our" and "us" or words of similar import) proforma written Consulting agreement (the" Consulting Agreements") is attached hereto and incorporated herein by reference. (See the Exhibit Index)

Item 2.  Registrant Information and Employee Plan Annual Information.
         ------------------------------------------------------------

         Not Applicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

      We are subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance with the Exchange Act, we file reports with the Securities and Exchange Commission. The documents listed below are hereby incorporated by reference into this Registration Statement on Form S-8; and all documents subsequently filed by us pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered and offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement, and shall be a part hereof from the date of the filings of such documents.


      (a) Element 21's Current Report on Form 8-K, filed on January 7, 2005.

      (b) Our Annual Report on Form 10-KSB for the fiscal year ended June 30,2004, filed December 21,2004; and

      (c) Element's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 13, 2005.


      (d) All other reports filed by Element 21 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2004.

      (e) We are authorized to issue two class of securities, that are comprised of $0.01 par value common voting stock, and a class of preferred stock with a $0.10 par value, of which no shares are issued or outstanding. The holders of our $0.01 par value common stock have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the holders of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

     All documents subsequently filed by Element 21 with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by Element 21 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in this Registration Statement, in an amendment hereto or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any subsequent Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.
         --------------------------

         Not applicable; however, see Item 3(c) above.

Item 5.  Interest of Named Experts and Counsel.
         --------------------------------------

     The validity of the authorization and issuance of the common stock being registered hereby will be passed upon by William Yarno, P.C.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

      Section 145 of the Delaware General Corporation Law (DGCL) permits us to indemnify our directors, officers, employees and agents against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on our behalf and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if:

      o He or She acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Element 21 and

      o in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

      Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to us.


Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.


Item 8.  Exhibits.
         ---------

Exhibit
Number
------

1. Opinion and Consent of William Yarno, P.C. re the legality of the securities registered.

2. Consent of William Yarno, P.C., to use the opinion with respect to the legality of the securities being registered is contained in Exhibit 5 above.

4. Consent of Lazar, Levine & Felix LLP, Independent Registered Public Accounting Firm

5. Form of Consulting Agreement

6. Power of Attorney


Item 9.  Undertakings.
         -------------

     We hereby undertake:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Securities and Exchange Commission.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Exchange Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on the date set forth below.

                                          Element 21 Golf Company


Date: July 15, 2005                   By: /s/Nataliya Hearn, Ph.D.
                                          -------------------------
                                          Nataliya Hearn, President

         Pursuant to the requirements of the Securities Act, the following persons on behalf of the Registrant and in the capacities and on the dates indicated have signed this registration statement below.


Date: July 15, 2005                             By: /s/
                                                -----------------------
                                                Nataliya Hearn, President
                                                and Director


Date: July 15, 2005                             By: /s/
                                                -----------------------
                                                Gerald Enloe, Director

Date: July 15, 2005                             By: /s/
                                                -----------------------
                                                Jim Morin, Treasurer
                                                and Director

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nataliya Hearn, Gerald Enloe and Jim Morin his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Name                               Title                               Date
--------------------------------    -------------------------------    -------------------------------
      /s/ Nataliya Hearn           President, Chief Executive                 July 15, 2005
      -------------------          Officer and Director
        Nataliya Hearn

      /s/ Gerald Enloe             Director                                   July 15, 2005
      -------------------
        Gerald Enloe

       /s/  Jim Morin              Secretary and  Director                    July 15, 2005
      -------------------
            Jim Morin


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ELEMENT 21 GOLF COMPANY

                                  EXHIBIT INDEX

Exhibit
Number
------

1. Opinion and Consent of William Yarno, P.C. re the legality of the securities registered.

2. Consent of William Yarno, P.C., to use the opinion with respect to the legality of the securities being registered is contained in Exhibit 1 above.

3. Consent of Lazar, Levine & Felix LLP, Independent Registered Public Accounting Firm.

4. Power of Attorney

5. Form of Consulting Agreement